Exhibit **

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Joshua D. Ratner, Ryan G. Leshaw, Robert W. Helm, Douglas P. Dick, Brendan C. Fox, Megan C. Johnson, Kevin F. Cahill and Adam T. Teufel and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her in his name, place and stead, to sign any and all Registration Statements of PIMCO Variable Insurance Trust and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 14, 2017

/s/ George E. Borst

George E. Borst

Trustee, PIMCO Variable Insurance Trust

/s/ Jennifer Holden Dunbar

Jennifer Holden Dunbar

Trustee, PIMCO Variable Insurance Trust

Brent R. Harris

Trustee, PIMCO Variable Insurance Trust

Douglas M. Hodge

Trustee, PIMCO Variable Insurance Trust

/s/ Kym M. Hubbard
Kym M. Hubbard

Trustee, PIMCO Variable Insurance Trust

/s/ Gary F. Kennedy

Gary F. Kennedy

Trustee, PIMCO Variable Insurance Trust

/s/ Peter B. McCarthy
Peter B. McCarthy
Trustee, PIMCO Variable Insurance Trust

/s/ Ronald C. Parker

Ronald C. Parker

Trustee, PIMCO Variable Insurance Trust